EXHIBIT 99(a)

New York Region

TrustCo vs. Peers
Peer Group includes all public owned banking institutions covered by SNL Financial with assets of $2 to
$10 billion as of March 31, 2012. Peer group members have not all filed Q1/12 information. Ratios are
as calculated by SNL and may differ from TrustCo calculations contained in other documents.

Deposit Growth ($000)

Number of Branches & Average Size

Loan Growth ($000)

Nonperforming Loans / Loans (%)

Short-term Delinquencies (%)

TRUSTCO
Bank Corp NY

Forward Looking Statements

Safe Harbor Regarding Forward-Looking Statements

This presentation may contain forward-looking information about TrustCo Bank Corp NY ("the Company") that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations, real estate and collateral values, changes in accounting policies and practices, changes in local market areas and general business and economic trends and the matters described under the heading "Risk Factors" in our most recent annual report on Form 10-K and our other securities filings. The statements are valid only as of the date hereof and the Company disclaims any obligation to update this information except as may be required by applicable law.

Note: Data in this presentation was obtained from SNL Financial and from the Company's SEC filings.



Florida Region



	2007	2008	2009	2010	2011	Q1/12
Return on Average Equity - TrustCo	**16.9%**	**14.3%**	**11.7%**	**11.5%**	**11.0%**	**10.4%**
Peer Group Median	9.6%	6.0%	3.7%	5.1%	7.4%	7.9%
Return on Average Assets - TrustCo	**1.20%**	**1.00%**	**0.79%**	**0.77%**	**0.81%**	**0.84%**
Peer Group Median	0.94%	0.59%	0.40%	0.56%	0.82%	0.88%
Net Interest Margin - TrustCo	**3.10%**	**2.98%**	**3.29%**	**3.50%**	**3.40%**	**3.22%**
Peer Group Median	3.67%	3.70%	3.55%	3.75%	3.80%	3.77%
Nonperforming Loans/ Loans - TrustCo	**0.66%**	**1.54%**	**2.02%**	**2.07%**	**1.93%**	**2.03%**
Peer Group Median	0.58%	1.39%	2.83%	3.06%	3.01%	2.90%
30-89 Day PD Loans / Loans - TrustCo	**0.85%**	**0.66%**	**0.77%**	**0.91%**	**0.48%**	**0.43%**
Peer Group Median	0.70%	0.97%	1.03%	0.95%	0.81%	0.85%
Efficiency Ratio - TrustCo	**45.8%**	**51.6%**	**55.1%**	**50.8%**	**49.2%**	**52.5%**
Peer Group Median	61.7%	61.2%	61.6%	60.6%	60.6%	61.1%


4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
2002Y
2003Y
2004Y
2005Y
2006Y
2009Y
2010Y
2011Y
TrustCo Bank Corp
Peer Group Median



38,000
36,000
34,000
32,000
30,000
28,000
26,000
24,000
22,000
20,000
Average Deposits per Branch
225
200
175
150
125
100
75
50
25
-
Number of Branches
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
Q1/12
Average Deposits per Branch
Branches



2,600,000
2,400,000
2,200,000
2,000,000
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
2002Y
2003Y
2004Y
2005Y
2006Y
2007Y
2008Y
2009Y
2010Y
2011Y
TrustCo Bank Corp
Peer Group Median


3.50
3.00
2.50
2.00
1.50
1.00
0.50
-
2000Y
2001Y
2002Y
2003Y
2004Y
2005Y
2006Y
2007Y
2008Y
2009Y
2010Y
2011Y
2012Q1
TrustCo Bank Corp
Peer Group Median



1.20
1.10
1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
2006Q4
2007Q1
2007Q2
2007Q3
2007Q4
2008Q1
2008Q2
2008Q3
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
2011Q1
2011Q2
2011Q3
2011Q4
2012Q1
TrustCo 30-89/Loans
Peer Group 30-89 PD/Loans